Exhibit 99.9

ENTERPRISE BANCORP, INC.

SUBSCRIPTION AGREEMENT

RETURN THIS SUBSCRIPTION AGREEMENT TO:

By First Class Mail:	By Express Mail or Overnight Delivery:

Computershare Trust Company, N.A. Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

IMPORTANT:  The terms of this offering are described in the Prospectus dated                 , 2009 and the Prospectus Supplement dated         , 2009 (together, the “Prospectus”), which you have received together with this Subscription Agreement.  You should read the Prospectus carefully in its entirety before completing and returning this Subscription Agreement.  If you elect to subscribe for shares of our common stock in accordance with the terms contained in the Prospectus and as described further below, you must complete and sign this Subscription Agreement and the accompanying IRS Form W-9 in their entirety.  If you fail to provide all of the required information and/or properly sign this Subscription Agreement or the required Form W-9, your subscription may be returned to you.

Once you have submitted your subscription, it becomes irrevocable, meaning that you do not have the right to cancel or withdraw your subscription.

1.     By completing and signing this Subscription Agreement, you hereby subscribe at a price of $[] per share for                                                                       shares of common stock (the “Shares”) of Enterprise Bancorp, Inc. (referred to in this Subscription Agreement as the “Corporation” or, as the context requires, as “us”, “we” and “our”).  The Corporation is the parent holding company of Enterprise Bank and Trust Company, a Massachusetts commercial bank.  We are offering shares of our common stock in a supplemental offering (the “Supplemental Offering”), which we are undertaking concurrently with, and subject to, our distribution to our existing stockholders of subscription rights to purchase shares of our common stock (the “Rights Offering”).  In payment for the Shares, you have enclosed with this Subscription Agreement a certified or cashier’s check, or a bank draft drawn on a U.S. bank, or a U.S. postal money order, or a personal check in the amount of $                                                       (the “Subscription Price”) made payable to “Enterprise Bancorp, Inc.”.  You understand that the minimum number of shares of our common stock that you may subscribe for in the Supplemental Offering is 1,000 shares, provided that we may, in our sole discretion, elect to waive this minimum purchase requirement.

2.     You acknowledge and agree that the number of shares of our common stock that may be made available under the Supplemental Offering will depend upon the number of shares that are sold to existing stockholders in the Rights Offering, including pursuant to both the basic subscription rights of our stockholders under the Rights Offering and the over-subscription opportunity that may be provided to our stockholders under the Rights Offering, and that there is no guarantee that any shares of our common stock will be made available for purchase by you or any other person in the Supplemental Offering.  You further acknowledge and agree that, if there is an over-subscription for the shares that are made available for purchase in the Supplemental Offering, then we will determine in our sole discretion what procedures we will follow to allocate these shares among the subscribers in the Supplemental Offering.

3.     You acknowledge and agree that we reserve the right, in our sole discretion, to accept or reject your subscription, in whole or in part, for any reason or for no reason at all.

4.     You acknowledge and agree that the Subscription Price that you have paid will be deposited into a segregated non-interest bearing deposit account maintained by Computershare Trust Company,

N.A., whom we have retained to serve as our subscription agent in connection with both the Rights Offering and the Supplemental Offering (the “Subscription Agent”).  We will review all of the subscriptions that are delivered to the Subscription Agent in the Supplemental Offering and we will make a decision as to each subscription whether to accept or reject the subscription in whole or in part.  If we reject your subscription in full, then the Subscription Agent will return this Subscription Agreement by first class mail or overnight delivery to you with the check, bank draft or money order in the amount of the Subscription Price that you have delivered to the Subscription Agent with this Subscription Agreement, and neither you nor the Corporation will have any further obligation under this Subscription Agreement.  If we accept only a part of your subscription, then the Subscription Agent will return to you, by first class mail or overnight delivery, a check payable to you in an amount equal to the per share purchase price in the Supplemental Offering multiplied by the number of shares of our common stock for which your subscription was not accepted.  Our use of the funds that we receive in the Supplemental Offering will only occur following the closing of the Supplemental Offering.

5.     To induce us to accept your subscription, you hereby represent and warrant to us that:

(a)   You have received and reviewed carefully the Prospectus dated                   , 2009 and accompanying Prospectus Supplement dated                   , 2009 (together, the “Prospectus”);

(b)   You acknowledge and agree that, except as set forth in the Prospectus, no representations or warranties have been made to you by the Corporation, its officers or directors, or any agent, employee or affiliate of any of them, and in entering into this transaction you are not relying upon any information, other than the information contained in the Prospectus.

(c)   You understand that our sale of the Shares to you has not been approved or disapproved by any of the United States Securities and Exchange Commission, the Massachusetts Securities Division, the Federal Deposit Insurance Corporation (the “FDIC”), the Massachusetts Commissioner of Banks, or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of the Prospectus.

(d)   You understand that the Shares that you have subscribed for are not deposits, and that the Shares are not insured by the FDIC or any other government agency, and that the Shares are subject to investment risk, including the possible loss of the entire amount that you have invested in the Shares.

(e)   The information you have included in the accompanying IRS Form W-9 (Request For Taxpayer Identification Number and Certification) is true and correct in all respects.

6.     You acknowledge that the Supplemental Offering will be closed at 5:00 p.m., Lowell, Massachusetts time, on                         , 2009; provided, however, that we may, in our sole discretion, elect to extend the closing date of the Supplemental Offering.

7.     If the Supplemental Offering is terminated, which we may choose to do at any time in our sole discretion, then the Subscription Price that you have paid will be returned to you, without any accrued interest or deduction for expenses, by the Subscription Agent, and neither you nor the Corporation will have any further obligation under this Subscription Agreement.

8.     You understand that all of the shares of our common stock that you may purchase in the Supplemental Offering will be issued in book-entry, meaning uncertificated, form, unless you specifically request in writing that the shares be evidenced by certificates when issued.  All of the shares of our common stock that you may purchase in the Supplemental Offering will be issued as soon as practicable after the closing of the Supplemental Offering and will be registered exactly in the name(s) you indicate below.

9.     You acknowledge and agree that you may not sell, transfer or assign this Subscription Agreement or your subscription to purchase the Shares contained herein to any other person.

IN WITNESS WHEREOF, you have executed this Subscription Agreement as a sealed instrument this              day of                         , 2009 and you hereby certify that the information provided in this Subscription Agreement is true, correct and complete.

[PLEASE PRINT OR TYPE]

(Name(s) in which stock certificates should be registered)

(Street Address)

(City/State/Zip Code)

(Telephone Number including Area Code)

(Signature)

(Second Person’s Signature if issued in names of more than one person)

Unless you otherwise request in writing, any shares to be issued in the names of two or more persons will be registered in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

If any shares are to be held in joint ownership, all joint owners must sign this Subscription Agreement.

If you have signed this Subscription Agreement in a capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, then you must enclose appropriate evidence of your authority to sign and provide the following additional information:

Name:

Capacity:

Telephone Number (including Area Code):

ACCEPTANCE BY ENTERPRISE BANCORP, INC.

This Subscription Agreement is hereby accepted on behalf of Enterprise Bancorp, Inc. on this                      day of                                 , 2009, for                                                                            shares of the common stock of Enterprise Bancorp, Inc.

ENTERPRISE BANCORP, INC.

By:
Name:
Title: